Exhibit 23.1


                [Sutton Robinson Freeman & Co., P.C. Letterhead]


                 Consent of Sutton Robinson Freeman & Co., P.C.

     We hereby consent to the use in this registration statement on Form S-8 of our report dated February 24, 2006 on our audits of the consolidated financial statements of Zenex International, Inc. for the years ended December 31, 2005, 2004, and 2003. We also consent to reference to our firm in such registration statement.


/s/  Sutton Robinson Freeman & Co., P.C.

Sutton Robinson Freeman & Co., P.C.
Tulsa, Oklahoma
June 7, 2006